UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2011
Date of Report – (Date of earliest event reported)

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This Amendment to our report on Form 8-K, which was originally filed on June 8, 2011 (the “Original Form 8-K”), is being filed for the purpose of amending the date of the board adoption of the Amended and Restated Bylaws in the Original Form 8-K from June 7 to June 14, 2011. This Amendment does not otherwise amend or update the Original Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 14, 2011, the Board of Directors (the “Board”) of China GengSheng Minerals, Inc. (the “Company”) adopted Amended and Restated Bylaws, effective immediately upon their adoption. Among the changes, these newly adopted Amended and Restated Bylaws amend Section 9 to establish a quorum of shareholders for the purpose of transacting business at shareholders meetings to be at least one third of the outstanding shares of common stock of the Company, and amend Section 3 to require no less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power then entitled to vote to remove directors of the board.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: June 15, 2011	By: /s/Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer